EXHIBIT 5.1

OPINION OF Greenberg traurig LLP

July 23, 2013

SHFL entertainment, Inc.

1106 Palms Airport Drive

Las Vegas, NV 89119

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to the Board of Directors of SHFL entertainment, Inc., a Minnesota corporation (the “Company”), in connection with the registration of 7,537,663 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offering and sale by the Company of 7,537,663 shares of Common Stock to be issued under the 2012 Stock Incentive Plan (the “Plan”).

As counsel to the Board of Directors of the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares under the Plan, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig LLP